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                                                                Exhibit (e) (3)

[LOGO OF AIG(R) AMERICAN GENERAL]                    Platinum Investor(R) VIP
                                            Variable Universal Life Insurance
                                                     Supplemental Application

American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.
Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

Applicant Information -- Supplement to the application on the life of

   ______________________      ____________________________________
   Name of proposed insured    Date of application for life insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.


                                                           PREMIUM   DEDUCTION
                                                          ALLOCATION ALLOCATION
                                                          ---------- ----------
(301) AGL Declared Fixed Interest Account                  ______ %   ______ %
AIM Variable Insurance Funds
(620/571-G) AIM V.I. International Growth*...............  ______ %   ______ %
The Alger American Fund
(622/573-G) Alger American Leveraged AllCap..............  ______ %   ______ %
(621/572-G) Alger American MidCap Growth.................  ______ %   ______ %
American Century Variable Portfolios, Inc.
(623/574-G) VP Value.....................................  ______ %   ______ %
Credit Suisse Trust
(624/575-G) Small Cap Core I*............................  ______ %   ______ %
Fidelity Variable Insurance Products
(628/579-G) VIP Asset Manager............................  ______ %   ______ %
(627/578-G) VIP Contrafund...............................  ______ %   ______ %
(625/576-G) VIP Equity-Income............................  ______ %   ______ %
(630/581-G) VIP Freedom 2020.............................  ______ %   ______ %
(631/582-G) VIP Freedom 2025.............................  ______ %   ______ %
(632/583-G) VIP Freedom 2030.............................  ______ %   ______ %
(626/577-G) VIP Growth...................................  ______ %   ______ %
(629/580-G) VIP Mid Cap..................................  ______ %   ______ %
Franklin Templeton Variable Insurance Products Trust
(636/587-G) VIP Franklin Small Cap Value Securities*.....  ______ %   ______ %
(633/584-G) VIP Franklin U.S. Government.................  ______ %   ______ %
(634/585-G) VIP Mutual Shares Securities.................  ______ %   ______ %
(635/586-G) VIP Templeton Foreign Securities*............  ______ %   ______ %
Janus Aspen Series
(637/588-G) International Growth*........................  ______ %   ______ %
(638/589-G) Mid Cap Growth...............................  ______ %   ______ %
J.P. Morgan Series Trust II
(639/590-G) JPMorgan Small Company*......................  ______ %   ______ %
MFS Variable Insurance Trust
(641/592-G) MFS VIT New Discovery*.......................  ______ %   ______ %
(640/591-G) MFS VIT Research.............................  ______ %   ______ %
Neuberger Berman Advisers Management Trust
(642/593-G) AMT Mid-Cap Growth...........................  ______ %   ______ %
Oppenheimer Variable Account Funds
(643/594-G) Oppenheimer Balanced.........................  ______ %   ______ %
(644/595-G) Oppenheimer Global Securities*...............  ______ %   ______ %
PIMCO Variable Insurance Trust
(648/599-G) PIMCO VIT CommodityRealReturn Strategy*......  ______ %   ______ %
(646/597-G) PIMCO VIT Real Return........................  ______ %   ______ %
(645/596-G) PIMCO VIT Short-Term.........................  ______ %   ______ %
(647/598-G) PIMCO VIT Total Return.......................  ______ %   ______ %
Pioneer Variable Contracts Trust
(649/600-G) Pioneer Mid Cap Value VCT....................  ______ %   ______ %
Putnam Variable Trust
(650/601-G) Putnam VT Diversified Income.................  ______ %   ______ %
(651/602-G) Putnam VT Int'l Growth and Income*...........  ______ %   ______ %
SunAmerica Series Trust
(653/604-G) ST Aggressive Growth.........................  ______ %   ______ %
(652/603-G) ST Balanced..................................  ______ %   ______ %
VALIC Company I
(654/605-G) International Equities*......................  ______ %   ______ %
(655/606-G) Mid Cap Index................................  ______ %   ______ %
(656/607-G) Money Market I...............................  ______ %   ______ %
(657/608-G) Nasdaq-100 Index.............................  ______ %   ______ %
(660/611-G) Science & Technology.........................  ______ %   ______ %
(659/610-G) Small Cap Index*.............................  ______ %   ______ %
(658/609-G) Stock Index..................................  ______ %   ______ %
Van Kampen Life Investment Trust
(663/614-G) LIT Growth and Income........................  ______ %   ______ %
Vanguard Variable Insurance Fund
(661/612-G) VIF High Yield Bond..........................  ______ %   ______ %
(662/613-G) VIF REIT Index...............................  ______ %   ______ %
Other: ___________________________                         ______ %   ______ %
                                                               100%       100%


* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) Rider this investment option is designated as a Restricted Fund.

AGLC101859-2005                 Page 1 of 4                        Rev1007

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Dollar Cost Averaging (DCA)

Dollar Cost     ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be
Averaging (DCA) systematically transferred from any one investment option and directed to one or more of the investment options below. The
                AGL Declared Fixed Interest Account is not available for DCA.
                Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider have been chosen.

                Day of the month for transfers:
                (Choose a day of the month between 1-28.)

                Frequency of transfers: [_] Monthly    [_] Quarterly
                [_] Semiannually    [_] Annually

                DCA to be made from the following investment option:

                Transfer $         ($100 MINIMUM, WHOLE DOLLARS ONLY)


AIM Variable Insurance Funds
(620) AIM V.I. International Growth.................................. $ _______
The Alger American Fund
(622) Alger American Leveraged AllCap................................ $ _______
(621) Alger American MidCap Growth................................... $ _______
American Century Variable Portfolios, Inc.
(623) VP Value....................................................... $ _______
Credit Suisse Trust
(624) Small Cap Core I............................................... $ _______
Fidelity Variable Insurance Products
(628) VIP Asset Manager.............................................. $ _______
(627) VIP Contrafund................................................. $ _______
(625) VIP Equity-Income.............................................. $ _______
(630) VIP Freedom 2020............................................... $ _______
(631) VIP Freedom 2025............................................... $ _______
(632) VIP Freedom 2030............................................... $ _______
(626) VIP Growth..................................................... $ _______
(629) VIP Mid Cap.................................................... $ _______
Franklin Templeton Variable Insurance Products Trust.................
(636) VIP Franklin Small Cap Value Securities........................ $ _______
(633) VIP Franklin U.S. Government................................... $ _______
(634) VIP Mutual Shares Securities................................... $ _______
(635) VIP Templeton Foreign Securities............................... $ _______
Janus Aspen Series
(637) International Growth........................................... $ _______
(638) Mid Cap Growth................................................. $ _______
J.P. Morgan Series Trust II
(639) JPMorgan Small Company......................................... $ _______
MFS Variable Insurance Trust
(641) MFS VIT New Discovery.......................................... $ _______
(640) MFS VIT Research............................................... $ _______
Neuberger Berman Advisers Management Trust
(642) AMT Mid-Cap Growth............................................. $ _______
Oppenheimer Variable Account Funds
(643) Oppenheimer Balanced........................................... $ _______
(644) Oppenheimer Global Securities.................................. $ _______
PIMCO Variable Insurance Trust
(648) PIMCO VIT CommodityRealReturn Strategy......................... $ _______
(646) PIMCO VIT Real Return.......................................... $ _______
(645) PIMCO VIT Short-Term........................................... $ _______
(647) PIMCO VIT Total Return......................................... $ _______
Pioneer Variable Contracts Trust
(649) Pioneer Mid Cap Value VCT...................................... $ _______
Putnam Variable Trust
(650) Putnam VT Diversified Income................................... $ _______
(651) Putnam VT Int'l Growth and Income.............................. $ _______
SunAmerica Series Trust
(653) ST Aggressive Growth........................................... $ _______
(652) ST Balanced.................................................... $ _______
VALIC Company I
(654) International Equities......................................... $ _______
(655) Mid Cap Index.................................................. $ _______
(656) Money Market I................................................. $ _______
(657) Nasdaq-100 Index............................................... $ _______
(660) Science & Technology........................................... $ _______
(659) Small Cap Index................................................ $ _______
(658) Stock Index.................................................... $ _______
Van Kampen Life Investment Trust
(663) LIT Growth and Income.......................................... $ _______
Vanguard Variable Insurance Fund
(661) VIF High Yield Bond............................................ $ _______
(662) VIF REIT Index................................................. $ _______
Other: ___________________________                                    $ _______


Automatic Rebalancing

Automatic   ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division
Rebalancing assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL
            Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

            Check Here for Automatic Rebalancing Frequency:
            [_] Quarterly    [_]  Semiannually    [_]  Annually

            NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic Rebalancing is required if the GMWB Rider has been selected.

AGLC101859-2005                 Page 2 of 4                        Rev1007

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Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
                    [_] YES    [_] NO

Authorization for Transactions

Initial appropriate I (or we, if Joint Owners), hereby authorize AGL to act
box here:           on telephone instructions or e-service instructions, if
                    elected, to transfer values among the variable divisions
                    and the AGL Declared Fixed Interest Account and to change
                    allocations for future premium payments and monthly
                    deductions given by:

                    [_] Policy Owner(s)-- if Joint Owners, either of us
                        acting independently.

                    [_] Policy Owner(s) or the Agent/Registered
                        Representative who is appointed to represent AGL and the firm authorized to service my policy.

                    AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions 1.  Have you, the Proposed Insured or Owner
must be           (if different), received the variable
answered.         universal life insurance policy
                  prospectus and the investment choices
                  brochure describing the investment
                  options?                                     [_] yes [_] no


              2.  Do you understand and acknowledge:

                   a.  THAT THE POLICY APPLIED FOR IS
                       VARIABLE, EMPLOYS THE USE OF
                       SEGREGATED ACCOUNTS WHICH MEANS
                       THAT YOU NEED TO RECEIVE AND
                       UNDERSTAND CURRENT PROSPECTUSES
                       FOR THE POLICY AND THE UNDERLYING
                       ACCOUNTS?                               [_] yes [_] no

                   b.  THAT ANY BENEFITS, VALUES OR
                       PAYMENTS BASED ON PERFORMANCE OF
                       THE SEGREGATED ACCOUNTS MAY VARY:
                       AND                                     [_] yes [_] no

                       (1) ARE NOT GUARANTEED BY THE
                           COMPANY, ANY OTHER INSURANCE
                           COMPANY, THE U.S. GOVERNMENT
                           OR ANY STATE GOVERNMENT?            [_] yes [_] no

                       (2) ARE NOT FEDERALLY INSURED BY
                           THE FDIC, THE FEDERAL RESERVE
                           BOARD OR ANY OTHER AGENCY,
                           FEDERAL OR STATE?                   [_] yes [_] no

                   c.  THAT IN ESSENCE, ALL RISK IS BORNE
                       BY THE OWNER EXCEPT FOR FUNDS
                       PLACED IN THE AGL DECLARED FIXED
                       INTEREST ACCOUNT?                       [_] yes [_] no

                   d.  THAT THE POLICY IS DESIGNED TO
                       PROVIDE LIFE INSURANCE COVERAGE
                       AND TO ALLOW FOR THE ACCUMULATION
                       OF VALUES IN THE SEGREGATED
                       ACCOUNTS?                               [_] yes [_] no

                   e.  THE AMOUNT OR DURATION OF THE
                       DEATH BENEFIT MAY INCREASE OR
                       DECREASE, DEPENDING ON THE
                       INVESTMENT EXPERIENCE OF THE
                       SEPARATE ACCOUNT?                       [_] yes [_] no

                   f.  THE POLICY VALUES MAY INCREASE OR
                       DECREASE, DEPENDING ON THE
                       INVESTMENT EXPERIENCE OF THE
                       SEPARATE ACCOUNT, THE AGL DECLARED
                       FIXED INTEREST ACCOUNT
                       ACCUMULATION, AND CERTAIN EXPENSE
                       DEDUCTIONS?                             [_] yes [_] no

              3.  Do you believe the Policy you selected
                  meets your insurance and investment
                  objectives and your anticipated
                  financial needs?                             [_] yes [_] no

AGLC101859-2005                 Page 3 of 4                        Rev1007

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Electronic Delivery Consent

American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

   .   Contract prospectuses and supplements

   .   Investment option prospectuses and supplements

   .   Statements of additional information

   .   Annual and semi-annual investment option reports

This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method you must have access to the following:

   .   A personal computer with CD-ROM hardware and software

   . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,

   .   Communication access to the Internet.

Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above.

------------------------------------  -----------------------------------
Signature of Owner                    Please provide your e-mail address

If you prefer CD-ROM Delivery, please check here [_]

Signatures

Signatures Signed at (city, state)
           --------------------------------------------------------------------

           Print name of Broker/Dealer
           --------------------------------------------------------------------

           X Registered representative            State license #   Date
           -------------------------------------  ----------------  -----------

           X Primary proposed insured                               Date
           -------------------------------------------------------  -----------

           X Owner                                                  Date
           -------------------------------------------------------  -----------
           (If different from Proposed Insured)

           X Joint Owner                                            Date
           -------------------------------------------------------  -----------
           (If applicable)

AGLC101859-2005                 Page 4 of 4                        Rev1007